                                                                    Exhibit 11.1
                          DECKERS OUTDOOR CORPORATION
                                AND SUBSIDIARIES

             Statement of Computation of Earnings (Loss) per Share
                                  (Unaudited)


                                                                                      THREE-MONTH PERIOD ENDED
                                                                                           SEPTEMBER 30,
                                                                                   -----------------------------
                                                                                       1996             1995
                                                                                   ------------     ------------
Net earnings (loss)                                                                $    567,000       (1,200,000)

Less: earnings attributed to holders of stock options
         in a subsidiary of the Company (assuming
         exercise)                                                                         ----          170,000
                                                                                   ------------     ------------
Net earnings (loss) available to common stockholders                               $    567,000       (1,370,000)
                                                                                   ============     ============
Weighted average common stock outstanding                                             9,257,000        9,242,000

Common stock equivalents - stock options                                                 92,000             ----
                                                                                   ------------     ------------
                                                                                      9,349,000        9,242,000
                                                                                   ============     ============
Net earnings (loss) per share                                                      $       0.06            (0.15)
                                                                                   ============     ============


                                                                                       NINE-MONTH PERIOD ENDED
                                                                                             SEPTEMBER 30,
                                                                                    -----------------------------
                                                                                        1996             1995
                                                                                    ------------     ------------
Net earnings                                                                        $  3,070,000        4,648,000

Less: earnings attributed to holders of stock options
         in a subsidiary of the Company (assuming
         exercise)                                                                          ----          207,000
                                                                                    ------------     ------------
Net earnings available to common stockholders                                       $  3,070,000        4,441,000
                                                                                    ============     ============
Weighted average common stock outstanding                                              9,252,000        9,351,000

Common stock equivalents - stock options                                                  65,000           28,000
                                                                                    ------------     ------------
                                                                                       9,317,000        9,379,000
                                                                                    ============     ============
Net earnings per share                                                              $       0.33             0.47
                                                                                    ============     ============





                                       15